UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0542208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South

Suite 500

Houston, Texas 77027

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As stated in the press release filed herewith as Exhibit 99.1, on March 31, 2005, Integrated Electrical Services, Inc. (the “Company”) named Richard Humphrey the Company’s Chief Operating Officer. Mr. Humphrey established ARC Electric, Inc. (“ARC”), an electrical contracting company in Norfolk, Virginia in 1970. In 1998, ARC became a part of the Company and Mr. Humphrey remained as president of ARC until 2001 when he was appointed Regional Operating Officer of the Company, a position he held until his appointment as Chief Operating Officer. The Company and Mr. Humphrey have entered into an Amended and Restated Employment Agreement (the “Agreement”) effective as of September 10, 2003. The Agreement provides for severance payments under certain circumstances in the event he is terminated by the Company. The Agreement also contains provisions relating to non-competition, return of Company property, inventions, trade secrets and maintaining confidential information. The description of the Agreement is qualified in its entirety by reference to the Agreement itself which is filed herein as Exhibit 10.1 to this current report on Form 8-K.

(C)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement

99.1	Press Release dated March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ David A. Miller
David A. Miller Senior Vice President and Chief Financial Officer

Dated: April 6, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement

99.1	Press Release dated March 31, 2005